Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2020, relating to the consolidated financial statements and financial statement schedule of Playa Hotels & Resorts N.V, appearing in the Annual Report on Form 10-K of Playa Hotels & Resorts N.V. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA

October 9, 2020